Exhibit 99.1

FICO Announces Earnings of $0.40 per Share for First Quarter Fiscal 2011

Revenue of $156 million and bookings of $84 million

MINNEAPOLIS--(BUSINESS WIRE)--January 26, 2011--FICO (NYSE:FICO), the leading provider of analytics and decision management technology, today announced financial results for its first fiscal quarter ended December 31, 2010.

First Quarter Fiscal 2011 Results
Net income for the quarter totaled $16.0 million, or $0.40 per share. This compares with prior-year period net income of $17.7 million, or $0.37 per share.

First Quarter Fiscal 2011 Revenue
The company reported quarterly revenues of $155.9 million versus $151.5 million reported in the prior year period, an increase of 3%.

“Results were solid across our portfolio, and we continue to see signs of gradual improvement in the economy,” said Mark Greene, chief executive officer. “We are executing the plan we outlined at the beginning of the year and remain confident in our solutions, our market position and our ability to deliver against previously issued revenue and earnings guidance.”

Revenues for the first quarter of fiscal 2011 across each of the company’s three operating segments were as follows:

  Applications revenues, which include the company’s preconfigured Decision Management applications and associated professional services, were $97.6 million in the first quarter compared to $92.9 million in the prior year quarter, an increase of 5%, primarily due to an increase in revenue from Fraud Management solutions, Origination solutions and Marketing solutions, slightly offset by a decline in Customer Management solutions.
  Scores revenues, which include the company’s business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $40.8 million in the first quarter compared to $41.6 million in the prior year quarter, a decrease of 2%, primarily due to a decrease in business-to-business (B2B) scoring solutions.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $17.5 million in the first quarter compared to $17.1 million in the prior year quarter, an increase of 2%, primarily due to an increase in Blaze Advisor license sales during the quarter.

Bookings
Bookings for the first quarter were $84.0 million compared to $59.9 million in the prior year period. Bookings represent contracts signed in the current reporting period that will generate new future revenue streams. Management regards the volume of bookings achieved, among other factors, as an important indicator of future revenues, but they are not comparable to, nor should they be substituted for, an analysis of the company’s revenues, and they are subject to a number of risks and uncertainties concerning timing and contingencies affecting product delivery and performance.

Balance Sheet and Cash Flow
Cash and cash equivalents, and investments were $259.1 million at December 31, 2010, as compared to $230.3 million at September 30, 2010. Significant changes in cash and cash equivalents from September 30, 2010 include $32.9 million of cash provided by operations, $1.3 million related to the purchase of property and equipment, and $0.8 million of dividends paid. The Company also repurchased $2.2 million of common stock during the quarter.

Outlook
The company reiterates the previously issued guidance for fiscal 2011, which follows:

Fiscal 2011 GAAP Guidance
Revenue	$620 million - $625 million
Net Income	$65 million - $67 million
Earnings Per Share (assumes 39.9 million outstanding shares)	$1.63 - $1.68

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its first quarter fiscal 2011 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through February 26, 2011.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO; www.FICO.com) is the leader in decision management, transforming business by making every decision count. FICO combines trusted advice, world-class analytics, and innovative applications to help businesses automate, improve, and connect decisions over customer lifecycles and across the enterprise. Clients in 80 countries work with FICO to increase customer loyalty and profitability, reduce fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. FICO also helps millions of individuals manage their credit health through its consumer website, www.myFICO.com.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions, and other risks described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2010. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 31, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2010	2009

Revenues:
Transactional and maintenance	$114,762	$115,106
Professional services	27,908	26,237
License	13,261	10,153
Total revenues	155,931	151,496

Operating expenses:
Cost of revenues	45,803	42,519
Research and development	18,061	18,976
Selling, general and administrative	59,633	55,203
Amortization of intangible assets	1,929	3,165
Restructuring	869	-
Total operating expenses	126,295	119,863
Operating income	29,636	31,633
Other expense, net	(8,213)	(5,250)
Income from operations before income taxes	21,423	26,383
Provision for income taxes	5,414	8,697
Net income	$16,009	$17,686

Basic earnings per share	$0.40	$0.37
Diluted earnings per share	$0.40	$0.37

Shares used in computing earnings per share:
Basic	39,923	47,606
Diluted	40,439	47,915

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2010 and September 30, 2010
(In thousands)
(Unaudited)

	December 31,	September 30,
	2010	2010

ASSETS:
Current assets:
Cash and cash equivalents	$196,432	$146,199
Marketable securities	46,859	68,615
Accounts receivable, net	105,215	113,187
Prepaid expenses and other current assets	16,703	19,174
Total current assets	365,209	347,175

Marketable securities and investments	15,845	15,441
Property and equipment, net	29,751	30,975
Goodwill and intangible assets, net	689,470	693,197
Other assets	35,869	36,928
Total assets	$1,136,144	$1,123,716

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$40,742	$37,497
Accrued compensation and employee benefits	22,574	33,697
Deferred revenue	46,780	42,953
Current maturities of long-term debt	8,000	8,000
Total current liabilities	118,096	122,147

Senior notes	512,000	512,000
Other liabilities	14,590	14,655
Total liabilities	644,686	648,802

Stockholders’ equity	491,458	474,914
	$1,136,144	$1,123,716

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters Ended December 31, 2010 and 2009
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2010	2009

Applications revenues:
Transactional and maintenance	$66,597	$66,734
Professional services	24,749	21,462
License	6,290	4,676
Total applications revenues	$97,636	$92,872

Scores revenues:
Transactional and maintenance	$40,505	$41,143
Professional services	239	410
License	71	-
Total scores revenues	$40,815	$41,553

Tools revenues:
Transactional and maintenance	$7,660	$7,229
Professional services	2,920	4,365
License	6,900	5,477
Total tools revenues	$17,480	$17,071

Total revenues:
Transactional and maintenance	$114,762	$115,106
Professional services	27,908	26,237
License	13,261	10,153
Total revenues	$155,931	$151,496

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters Ended December 31, 2010 and 2009
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$16,009	$17,686
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	6,455	8,087
Share-based compensation	4,034	4,535
Changes in operating assets and liabilities	6,203	2,807
Other, net	179	(1,859)
Net cash provided by operating activities	32,880	31,256

Cash flows from investing activities:
Purchases of property and equipment	(1,328)	(4,488)
Net activity from marketable securities	21,415	35,235
Other, net	-	397
Net cash provided by investing activities	20,087	31,144

Cash flows from financing activities:
Net proceeds from issuances of common stock	68	(461)
Repurchases of common stock	(2,169)	(33,393)
Other, net	(363)	(714)
Net cash used in financing activities	(2,464)	(34,568)

Effect of exchange rate changes on cash	(270)	218

Increase in cash and cash equivalents	50,233	28,050
Cash and cash equivalents, beginning of period	146,199	178,157
Cash and cash equivalents, end of period	$196,432	$206,207

CONTACT:
FICO
Investors/Analysts:
Steve Weber, 800-213-5542
investor@fico.com
or
Media:
Steve Astle, 415-446-6204
stephenastle@fico.com